Exhibit 10.06

Execution Version

LOCK-UP AGREEMENT

This LOCK-UP AGREEMENT (this “Lock-Up Agreement”) is made and entered into as of April 1, 2026, by and between Adapti, Inc. (the “Company”), and the undersigned holder of shares of the Company’s securities (the “Holder”). For all purposes of this Agreement, “Holder” includes any affiliate or controlling person of Holder, and any other agent, representative or other person with whom Holder is acting in concert.

W I T N E S S E T H:

WHEREAS, the Holder has received shares of Company’s Common Stock (“Shares”) pursuant to certain Asset Purchase Agreement, dated as of April 1, 2026 (the “Purchase Agreement”); and

WHEREAS, pursuant to the Purchase Agreement, as a condition to receiving the Shares, the Holder is required to comply with certain sale and transfer restrictions with respect to the Shares.

NOW THEREFORE, for good and valuable consideration, the sufficiency and receipt of which consideration is hereby acknowledged, each Holder and the Company hereby agree as follows:

1. Lock-Up Period. The Holder agrees that, from the Effective Date until the date that is twelve (12) calendar months from the date thereof (such period, the “Lock-Up Period”), the Holder shall be subject to the lock-up restrictions set forth in Section 2 below.

2. Lock-Up Restriction.

(a) Lock-Up. During the Lock-Up Period, the Holder will not offer, sell, contract to sell, or otherwise transfer of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the sale, transfer or disposition (whether by actual or effective economic sale or disposition due to cash settlement or otherwise) by the Holder or any affiliate of the Holder or any person in privity with the Holder or any affiliate of the Holder), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the U.S. Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, with respect to the Shares, unless such transaction is a Permitted Disposition (as defined below).

A “Permitted Disposition” shall include the following: (a) transfers of the Shares to a trust for the benefit of the undersigned or as a bona fide gift, by will or intestacy or to a family member or trust for the benefit of a family member of the undersigned (for purposes of this lock-up agreement, “family member” means any relationship by blood, marriage or adoption, not more remote than first cousin); (b) transfers of the Shares to a charity or educational institution; (c) transfers of the Lock-Up Securities by the Holder upon the prior written consent of the Company; provided that in the case of any transfer pursuant to the foregoing clauses (a) - (c), (i) any such transfer shall not involve a disposition for value, (ii) each transferee shall sign and deliver to the Company a lock-up agreement substantially in the form of this Lock-Up Agreement and (iii) no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made, or (d) a pledge or hypothecation of the Shares as collateral for indebtedness.

(b) Stop Orders. The Holder acknowledges and agrees that the Company is authorized to, and the Company agrees to, place a “stop order” on its books to prevent any transfer of any Shares and Repurchase Shares of the Company held by the Holder in violation of this Lock-Up Agreement. The Company agrees not to allow any transaction to occur that is inconsistent with this Lock-Up Agreement.

3. Miscellaneous.

(a) At any time, and from time to time, after the signing of this Lock-Up Agreement, the Holder will execute such additional instruments and take such action as may be reasonably requested by the Company to carry out the intent and purposes of this Lock-Up Agreement.

(b) This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without regard to principles of conflicts of laws. Any action brought by either Party against the other concerning the transactions contemplated by this Lock-Up Agreement shall be brought only in the Federal Court located in Clark County, Nevada. The Parties hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based on forum non conveniens. The Parties hereto and to any other agreements referred to herein or delivered in connection herewith agree to submit to in personam jurisdiction of such courts and hereby irrevocably waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorneys’ fees and costs. In the event that any provision of this Lock-Up Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

(c) Any and all notices or other communications given under this Lock-Up Agreement shall be in writing and shall be deemed to have been duly given on (i) the date of delivery, if delivered in person to the addressee, (ii) the next business day if sent by overnight courier, (iii) on the date of dispatch if sent via electronic mail, or (iv) three (3) days after mailing, if mailed within the continental United States, postage prepaid, by certified or registered mail, return receipt requested, to the party entitled to receive same, at its address set forth on the signature pages.

(d) The restrictions on transfer and repurchase rights described in this Lock-Up Agreement are in addition to and cumulative with any other restrictions on transfer otherwise agreed to by the Holder or to which the Holder is subject to by applicable law.

(e) This Lock-Up Agreement shall be binding upon Holder, its legal representatives, and permitted successors and assigns.

(f) This Lock-Up Agreement may be executed and delivered in two or more counterparts (including by means of facsimile or electronic mail), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(g) The Company agrees not to take any action or allow any act to be taken which would be inconsistent with this Lock-Up Agreement.

(h) The terms and provisions of this Lock-Up Agreement may only be amended by a written instrument signed by the Company and the Holder.

[-signature page follows-]

2

IN WITNESS WHEREOF, and intending to be legally bound hereby, the Parties hereto have executed this Lock-Up Agreement as of the date first above written.

HOLDER:

By:
Name
Title
Email
No. of Shares
Address:

COMPANY:

ADAPTI, INC.

By:
Name:	Jeff Campbell
Title:	Executive Chairman
Email:
Address:	2278 Monitor St.
Dallas, TX 75207

[Signature Page to the Lock-Up Agreement]